UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 28, 2025
Date of Report (date of earliest event reported)
___________________________________

SunCoke Energy, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State of Incorporation)	001-35243 (Commission File Number)	90-0640593 (IRS Employer Identification Number)
1011 Warrenville Road, Suite 600
Lisle,	IL	60532
(Address of principal executive offices and zip code)

(630)	824-1000
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into a Material Definitive Agreement.

SunCoke Energy, Inc. (the “Company”) today announced that it has entered into a definitive Merger Agreement (as defined below) pursuant to which the Company will acquire all of the common units of Flame Aggregator, LLC, a Delaware limited liability company (“Flame Aggregator”) which, together with its subsidiaries, operates as Phoenix Global, a privately held provider of mission-critical mill services to major steel producing companies. The Merger Agreement, and the transactions contemplated thereby, have been unanimously approved by the boards of directors of the Company and Flame Aggregator and have received the support of a majority of Flame Aggregator’s unitholders, as discussed further below.

Merger Agreement

On May 28, 2025, Sun Coal & Coke LLC, a Delaware limited liability company (“Sun Coal & Coke”) and a direct, wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sun Coal & Coke, Metal Services Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Sun Coal & Coke (“Merger Sub”), Flame Aggregator, and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the representative, agent, and attorney-in-fact for the unitholders of Flame Aggregator, pursuant to which Sun Coal & Coke has agreed to acquire Flame Aggregator.

Subject to the terms and conditions of the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Flame Aggregator, with Flame Aggregator surviving and continuing its existence as a wholly owned subsidiary of Sun Coal & Coke (the “Merger”). Under the terms of the Merger Agreement, Sun Coal & Coke will acquire Flame Aggregator for a base purchase price of $325 million in cash, subject to customary adjustments for net working capital, cash and cash equivalents, indebtedness and unpaid transaction expenses.

The consummation of the Merger is subject to customary conditions to Closing, including, among others, (i) the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the unitholders of Flame Aggregator representing a majority of the outstanding common units of Flame Aggregator (the “Flame Aggregator Unitholder Approval”), (ii) the expiration or termination of the applicable waiting periods (and any voluntary extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of approvals required under Romanian foreign direct investment laws, and (iv) the absence of any law, order, inquiry, investigation or action directly or indirectly restraining, enjoining, materially delaying or otherwise prohibiting or making illegal the consummation of the Merger. The consummation of the Merger is not subject to approval by the stockholders of the Company. In connection with the execution of the Merger Agreement, certain of Flame Aggregator’s unitholders holding in the aggregate approximately 80% of the outstanding common units of Flame Aggregator entered into a support agreement with Sun Coal & Coke, pursuant to which such unitholders agreed to vote all of their common units in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, including by executing and delivering to Sun Coal & Coke a written consent representing the Flame Aggregator Unitholder Approval within twenty-four (24) hours following execution of the Merger Agreement (each, a “Support Agreement” and collectively, the “Support Agreements”). The Merger currently is expected to be completed during the second half of 2025.

The Merger Agreement contains customary representations, warranties and covenants made by each of Sun Coal & Coke, Merger Sub, and Flame Aggregator, including, among others, covenants relating to: (i) the parties’ use of reasonable best efforts to obtain necessary regulatory approvals, subject to certain exceptions; and (ii) the conduct of the business of Flame Aggregator and its subsidiaries in the ordinary course of business consistent with past practice, and the use of reasonable best efforts to preserve and maintain the business organization, permits, insurance policies, officers, senior management and key employees, and material business relationships, in each case, subject to certain exceptions and from the date of signing of the Merger Agreement until the earlier of the Closing or the valid termination of the Merger Agreement. Additionally, pursuant to the Merger Agreement, Flame Aggregator and its subsidiaries are required, among other things, not to solicit alternative acquisition proposals or engage in any discussions or negotiations that could reasonably be expected to lead to an alternative acquisition proposal.

The Merger Agreement includes customary termination provisions for both Sun Coal & Coke and Flame Aggregator, including: (i) by mutual written agreement; (ii) by either party if the Merger is not consummated by 11:59 p.m. Eastern Time on November 3, 2025; (iii) by either party upon a material breach of the representations, warranties or covenants of the other party contained in the Merger Agreement that would result in a failure of a condition to Closing that is either incapable of being cured or, if curable, has not been cured within a specified period of time; or (iv) by either party if a governmental authority of competent authority issues a final and non-appealable order preventing the consummation of the Merger. In addition, Sun Coal & Coke may terminate the Merger Agreement if: (i) a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to Flame Aggregator and its subsidiaries has occurred; or (ii) Flame Aggregator has failed to obtain and deliver to Sun Coal & Coke the written consent representing the Flame Aggregator Unitholder Approval within twenty-four (24) hours following execution of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement and the foregoing summary of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The representations, warranties and covenants of the parties contained in the Merger Agreement are made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants are (i) made only for purposes of the Merger Agreement, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the parties and other documents that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01 - Regulation FD Disclosure.

On May 28, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In connection with the announcement of the Merger Agreement, the Company provided supplemental information regarding the proposed transaction in a presentation to analysts and investors. The slides made available in connection with that presentation are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The information contained under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 27, 2025, by and among Sun Coal & Coke LLC, Metals Services Acquisition, LLC, Flame Aggregator, LLC, and Shareholder Representative Services LLC.*
99.2	SunCoke Energy, Inc. Press Release, dated May 28, 2025
99.3	SunCoke Energy, Inc. Investor Presentation, dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Sun Coal & Coke’s proposed acquisition of Flame Aggregator. Forward-looking statements may be identified by words such as “will,” “expect,” “outlook,” “guidance,” “project,” “anticipate,” “plan,” “estimate,” “target,” “believe,” “would,” “could,” “may,” “continue,” “possible,” “potential,” “should” and other similar words and expressions, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on Company management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to important factors discussed in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, accessible on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of May, 2025.

SUNCOKE ENERGY, INC.

By:	/s/ Mark W. Marinko
Name:	Mark W. Marinko
Title:	Senior Vice President and Chief Financial Officer